Calculation of Filing Fee Tables
S-8
ONCOLYTICS BIOTECH INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share under the Oncolytics Biotech Inc. 2026 Incentive Award Plan	Other	23,122,173	$ 0.82	$ 18,960,181.86	0.0001381	$ 2,618.40
2	Equity	Common Stock, $0.001 par value per share under the Oncolytics Biotech Inc. Amended and Restated Stock Option Plan	Other	12,283,623	$ 0.94	$ 11,546,605.62	0.0001381	$ 1,594.59
3	Equity	Common Stock, $0.001 par value per share under the Oncolytics Biotech Inc. Inducement Non-Qualified Stock Option Agreement with Jared Kelly	Other	4,750,000	$ 0.41	$ 1,947,500.00	0.0001381	$ 268.95
4	Equity	Common Stock, $0.001 par value per share	Other	750,000	$ 0.67	$ 502,500.00	0.0001381	$ 69.40
5	Equity	Common Stock, $0.001 par value per share	Other	500,000	$ 0.97	$ 485,000.00	0.0001381	$ 66.98
6	Equity	Common Stock, $0.001 par value per share	Other	300,000	$ 0.97	$ 291,000.00	0.0001381	$ 40.19
Total Offering Amounts:						$ 33,732,787.48		$ 4,658.51
Total Fee Offsets:								$ 126.40
Net Fee Due:								$ 4,532.11
Offering Note
[1]	Offering Note 1.a. Pursuant to Rule 416(a) under the U.S. Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (this "Registration Statement") also covers an indeterminate number of additional shares of Common Stock, $0.001 par value per share (the "Common Stock"), of Oncolytics Biotech Inc. (the "Registrant") that become issuable by reason of any stock dividend, stock split, recapitalization or similar transaction with respect to the Common Stock. Offering Note 1.b. Represents (i) 6,500,000 shares of Common Stock constituting the initial share reserve available for future issuance under the Oncolytics Biotech Inc. 2026 Incentive Award Plan (the "2026 Plan"); (ii) 3,486,794 shares that may become available under the 2026 Plan from the Oncolytics Biotech Inc. Amended and Restated Stock Option Plan (the "Existing Stock Option Plan") or the Oncolytics Biotech Inc. Amended and Restated Incentive Share Award Plan (the "Existing Incentive Share Award Plan"); and (iii) 13,135,379 shares that may become available under the 2026 Plan pursuant to the evergreen provision contained in the 2026 Plan. Offering Note 1.c. Pursuant to Rule 457(c) and 457(h)(1) of the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee and are based on the average of the high and low sale prices of the Common Stock as reported on The Nasdaq Capital Market, LLC on March 30, 2026, which date is within five business days prior to filing this Registration Statement.

[2]	See Offering Note 1.a. Offering Note 2.a. Represents shares of Common Stock subject to outstanding stock options under the Existing Stock Option Plan as of March 30, 2026. To the extent awards outstanding under the Existing Stock Option Plan are forfeited, lapse unexercised or are settled in cash, the shares of Common Stock subject to the awards will be available for future issuance under the 2026 Plan. Offering Note 2.b. Based on the weighted average exercise price of the outstanding options of $0.94.

[3]	See Offering Notes 1.a. and 1.c. Offering Note 3.a. Represents shares of Common Stock subject to outstanding stock options granted to Jared Kelly under an Oncolytics Biotech Inc. Inducement Non-Qualified Stock Option Agreement. Pursuant to Rule 457(h), the proposed maximum offering price per share is $0.41, the U.S. dollar equivalent of the C$0.57 exercise price (converted at U.S.$1.00 = C$1.3926 on March 30, 2026, as reported by the Bank of Canada).

[4]	Offering note 4. Represents shares of Common Stock subject to outstanding stock options granted to Andrew Aromando under an Oncolytics Biotech Inc. Inducement Non-Qualified Stock Option Agreement. Pursuant to Rule 457(h), the proposed maximum offering price per share is $0.67, the U.S. dollar equivalent of the C$0.93 exercise price (converted at U.S.$1.00 = C$1.3926 on March 30, 2026, as reported by the Bank of Canada).

[5]	Offering note 5. Represents shares of Common Stock subject to outstanding stock options granted to John McAdory under an Oncolytics Biotech Inc. Inducement Non-Qualified Stock Option Agreement. Pursuant to Rule 457(h), the proposed maximum offering price per share is $0.97, the exercise price of such options.

[6]	Offering note 6. Represents shares of Common Stock subject to outstanding stock options granted to Yujun Wu under an Oncolytics Biotech Inc. Inducement Non-Qualified Stock Option Agreement. Pursuant to Rule 457(h), the proposed maximum offering price per share is $0.97, the exercise price of such options.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1, 2	Oncolytics Biotech Inc.	S-8	333-279926	06/04/2024		$ 126.40	Equity	Common Shares, no par value		$ 783,126.85
Fee Offset Sources		Oncolytics Biotech Inc.	S-8	333-279926		06/04/2024						$ 126.40
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Company previously registered the Common Shares to be issued upon exercise of options to be granted under the Existing Stock Option Plan and to be issued upon vesting and settlement of awards granted under the Existing Incentive Share Award Plan pursuant to a registration statement on Form S-8 dated June 4, 2024 (the "Prior Form S-8"). In connection with the Company's previously announced two-step redomestication from Alberta, Canada, to the State of Nevada in the United States, each outstanding option and restricted share unit settleable into Common Shares of the Company pursuant to the Existing Stock Option Plan and the Existing Incentive Share Award Plan remained exercisable for or able to be settled into an equivalent number of shares of Common Stock for the equivalent exercise price per share (if applicable), without any action by the holder. In connection with the filing of the Prior Form S-8, the Company made a contemporaneous fee payment in the amount of $1,077.56, which included (i) $530.92 of fees paid in connection with the registration of Common Stock to be issued upon exercise of options to be granted under the Existing Stock Option Plan and vesting and settlement of awards granted under the Existing Incentive Award Plan, (ii) $17.23 of fees paid in connection with the registration of Common Stock to be issued upon vesting and settlement of outstanding awards granted under the Existing Incentive Award Plan and (iii) $529.41 of fees paid in connection with the registration of Common Stock to be issued upon exercise of outstanding options granted under the Existing Stock Option Plan. Of those shares of Common Stock registered, shares of Common Stock having an aggregate offering price of $6,444,089.70 have been sold as of the date hereof pursuant to the Prior Form S-8, which is the sum of the aggregate offering price of $2,930,612.15 of shares of Common Stock sold pursuant to the exercise of options granted under the Existing Stock Option Plan and vesting and settlement of awards granted under the Existing Incentive Award Plan and $3,513,477.55 of shares of Common Stock sold pursuant to the exercise of outstanding options granted under the Existing Stock Option Plan. Pursuant to Rule 457(p) under the Securities Act, $126.40 of the registration fees that were paid with respect to securities that were previously registered pursuant to the Prior Form S-8 and were not sold thereunder is offset against the registration fee of $4,658.51 due for this offering. The remaining balance of the registration fee, $4,532.11, is being paid herewith in connection with the filing of this Registration Statement. The Company has terminated the offering that included the unsold securities under the Prior Form S-8.

Offset Note
[2]	Offset Note 2.a. Represents Common Stock to be issued upon exercise of options to be granted under the Existing Stock Option Plan and vesting and settlement of awards granted under the Existing Incentive Share Award Plan. Offset Note 2.b. Represents Common Stock to be issued upon exercise of outstanding options granted under the Existing Stock Option Plan.